Exhibit 99.2

IMAX Corporation Prices $220 Million Convertible Senior Notes Offering

•	Opportunistic capital raise for the substantial refinancing of outstanding 2026 notes

•	IMAX to purchase capped calls intended to offset any share dilution until a 75% premium to the last reported sale price of IMAX’s common shares on the date of pricing

New York—November 3, 2025—IMAX Corporation (NYSE: IMAX) (“IMAX”) today announced the pricing of $220,000,000 aggregate principal amount of 0.75% convertible senior notes due 2030 (the “notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and pursuant to exemptions from the prospectus requirements of applicable Canadian securities laws. The issuance and sale of the notes are scheduled to settle on November 6, 2025, subject to customary closing conditions. IMAX also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 calendar days from, and including, the date the notes are first issued, up to an additional $30,000,000 principal amount of notes.

The notes will be senior unsecured obligations of IMAX and will accrue interest at a rate of 0.75% per annum, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on May 15, 2026. The notes will mature on November 15, 2030, unless earlier repurchased, redeemed or converted. Before August 15, 2030, noteholders will have the right to convert their notes only upon the occurrence of certain events. From and after August 15, 2030, noteholders may convert their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. IMAX will have the right to elect to settle conversions either in cash or in a combination of cash and common shares. However, upon conversion of any notes, the conversion value, which will be determined over a period of 30 trading days, will be paid in cash up to at least the principal amount of the notes being converted. The initial conversion rate is 23.5743 common shares per $1,000 principal amount of notes, which represents an initial conversion price of approximately $42.42 per common share. The initial conversion price represents a premium of approximately 30% over the last reported sale price of $32.63 per common share on November 3, 2025 on The New York Stock Exchange. The conversion rate and conversion price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part, for cash at IMAX’s option at any time, and from time to time, on or after November 20, 2028 and on or before the 31st scheduled trading day immediately before the maturity date, but only if the last reported sale price per common share exceeds 130% of the conversion price for a specified period of time. In addition, the notes will be redeemable, in whole and not in part, at IMAX’s option at any time in connection with certain changes in tax law. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require IMAX to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

IMAX estimates that the net proceeds from the offering will be approximately $212.0 million (or approximately $241.1 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses.

IMAX intends to use the net proceeds from this offering, together with cash on hand and approximately $50.0 million of borrowings under its revolving credit facility, to fund the approximately $19.3 million cost of entering into the capped call transactions described below and to consummate the 2026 Notes Repurchases (as defined below). If the initial purchasers exercise their option to purchase additional notes, then IMAX intends to use the net proceeds to fund the cost of entering into additional capped call transactions, and any remaining net proceeds for working capital, share repurchases or other general corporate purposes.

In connection with the pricing of the notes, IMAX entered into privately negotiated transactions (the “2026 Notes Repurchases”) with holders of its $230,000,000 principal amount of 0.500% Convertible Senior Notes due 2026 (the “2026 notes”), effected through one of the initial purchasers of the notes or its affiliate, as its agent, to repurchase for cash $229.7 million aggregate principal amount of the 2026 notes, including accrued and unpaid interest on such 2026 notes, using approximately $276.0 million.

In connection with any 2026 Notes Repurchase, IMAX expects that holders of the 2026 notes who agreed to have their 2026 notes repurchased and who have hedged their equity price risk with respect to such 2026 notes (the “hedged holders”) will unwind all or part of their hedge positions by buying IMAX’s common shares and/or entering into or unwinding various derivative transactions with respect to IMAX’s common shares. The amount of IMAX’s common shares purchased or to be purchased by the hedged holders or in connection with such derivative transactions may be substantial in relation to the historical average daily trading volume of IMAX’s common shares. This activity by the hedged holders could have increased (or reduced the size of any decrease in) or could further increase (or further reduce the size of any decrease in) the market price of IMAX’s common shares, including concurrently with the pricing of the notes, resulting in a higher effective conversion price of the notes.

In connection with issuing the 2026 notes, IMAX entered into capped call transactions (the “existing capped call transactions”) with certain financial institutions (the “existing option counterparties”). In connection with the 2026 Notes Repurchases, IMAX has entered into agreements with the existing option counterparties on the pricing date of this offering to terminate a portion of the existing capped call transactions in a notional amount corresponding to the principal amount of the 2026 notes repurchased. In connection with such terminations and related unwinding of the existing hedge position of the existing option counterparties with respect to such transactions, IMAX expect such existing option counterparties and/or their respective affiliates may sell shares of IMAX’s common shares in the open market and/or enter into or unwind various derivative transactions with respect to IMAX’s common shares on or shortly after the pricing date of this offering. This activity could affect the market price of IMAX’s common shares and the notes.

The unwind of the existing capped call transactions described above, and the potential related market activities by the existing option counterparties, could decrease (or reduce the size of any increase in) the market price of IMAX’s common shares, which may affect the trading price of the notes at that time. IMAX cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or IMAX’s common shares.

In connection with the pricing of the notes, IMAX entered into privately negotiated capped call transactions with certain of the initial purchasers or their affiliates and other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of IMAX’s common shares underlying the notes. If the initial purchasers exercise their option to purchase additional notes, IMAX expects to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be $57.1025 per share, which represents a premium of 75.0% over the last reported sale price of IMAX’s common shares of $32.63 per share on November 3, 2025, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to IMAX’s common shares upon any conversion of the notes and/or offset any potential cash payments IMAX is required to make in excess of the principal amount of converted notes, as the case may be, upon conversion of the notes. If, however, the market price per common share, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to IMAX’s common shares and/or purchase common shares concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of IMAX’s common shares or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to IMAX’s common shares and/or purchasing or selling IMAX’s common shares or other securities in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes, or following any repurchase, redemption or early conversion of notes). This activity could also cause or avoid an increase or decrease in the market price of IMAX’s common shares or the notes, which could affect the ability to convert the notes, and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares, if any, and value of the consideration that noteholders will receive upon conversion of the notes.

The offer and sale of the notes and any common shares, if any, issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, or qualified by way of a prospectus in any province or territory of Canada. The notes and any such shares cannot be offered, sold or otherwise transferred except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws, and may not be offered or sold to persons located or resident in Canada except pursuant to an exemption from the prospectus requirements of applicable Canadian securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any common shares issuable upon conversion of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About IMAX Corporation

IMAX, an innovator in entertainment technology, combines proprietary software, architecture and equipment to create experiences that take you beyond the edge of your seat to a world you’ve never imagined. Top filmmakers and studios are utilizing IMAX systems to connect with audiences in extraordinary ways, making IMAX’s network among the most important and successful theatrical distribution platforms for major event films around the globe.

IMAX is headquartered in New York, Toronto and Los Angeles, with additional offices in London, Dublin, Tokyo and Shanghai. As of September 30, 2025, there were 1,829 IMAX systems (1,759 commercial multiplexes, 10 commercial destinations and 60 institutional locations) operating in 89 countries and territories. Shares of IMAX China Holding, Inc., a subsidiary of IMAX Corporation, trade on the Hong Kong Stock Exchange under the stock code “1970.”

IMAX®, IMAX®3D, Experience It In IMAX®, The IMAX Experience®, DMR®, Filmed For IMAX®, IMAX Live®, IMAX Enhanced® and IMAX StreamSmart® are trademarks and trade names of IMAX or its subsidiaries that are registered or otherwise protected under laws of various jurisdictions.

Forward-Looking Statements

Certain statements included in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” within the meaning of Canadian securities laws. These forward-looking statements are based on IMAX management’s assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These statements include, but are not limited to, statements regarding the completion of the offering of the notes, the intended use of the net proceeds from the offering of the notes, the effects of the 2026 Notes Repurchases, the effects of entering into the capped call transactions described above and any additional capped call transactions, the effects of unwinding the existing capped call transactions and the funding of such transactions. These forward-looking statements are based on certain assumptions and analyses made by IMAX in light of its experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate in the circumstances. However, whether actual results and developments will conform with the expectations and predictions of IMAX is subject to a number of risks and uncertainties, including, but not limited to, risks associated with investments and operations in foreign jurisdictions and any future international expansion, including those related to economic, political and regulatory policies of local governments and laws and policies of the United States, Canada and China, including with respect to escalating and uncertain tariffs and other trade regulations, as well as economic and trade tensions, trade wars and geopolitical conflicts and the effects thereof; risks related to IMAX’s growth and operations in China; industry conditions in China affecting both IMAX and its partners; risks related to the failure of IMAX’s exhibitors being able to fulfill their contractual payment obligations; risks related to IMAX’s failure to attract and retain its employee population; the performance of IMAX remastered films and other films released to the IMAX network; the signing of IMAX system agreements; conditions, changes and developments in the commercial exhibition industry; risks related to IMAX’s inability to enter into new sales and lease agreements adversely affecting revenue; risks related to IMAX’s operating results and cash flow increasing the volatility of IMAX’s share price; risks related to currency fluctuations and foreign exchange controls; the potential impact of increased competition in the markets within which IMAX operates, including competitive actions by other companies; the failure to respond to change and advancements in technology; risks relating to consolidation among commercial exhibitors and studios; risks related to brand extensions and new business initiatives; conditions in the in-home and out-of-home entertainment industries; the opportunities (or lack thereof) that may be presented to and pursued by IMAX; risks related to cybersecurity and data privacy; risks related to IMAX’s inability to protect its intellectual property and to avoid infringing, misappropriating or violating the intellectual property rights of others; risks associated with IMAX’s use of artificial intelligence and exploration of additional use cases of artificial intelligence; risks related to climate change; risks related to weather conditions and natural disasters that may disrupt or harm IMAX’s business; risks related to IMAX’s indebtedness and compliance with its debt agreements; general economic, market or business conditions; risks related to sustained inflationary pressure; risks related to political, economic and social instability; the failure to convert system backlog into revenue and cash flows; changes in laws or regulations; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors and risks outlined in IMAX’s periodic filings with the U.S. Securities and Exchange Commission or, in Canada, the System for Electronic Data Analysis and Retrieval; and other factors, many of which are beyond IMAX’s control. Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and actual results or anticipated developments by IMAX may not be realized, and even if substantially realized, may not have the expected consequences to, or effects on, IMAX. These factors, other risks and uncertainties and financial details are discussed in IMAX’s most recent Annual Report on Form 10-K, as supplemented by those discussed in IMAX’s Quarterly Reports on Form 10-Q. IMAX undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

Investors: IMAX Corporation, New York Jennifer Horsley 212-821-0154 jhorsley@imax.com	Media: IMAX Corporation, New York Mark Jafar 212-821-0102 mjafar@imax.com